EXECUTION VERSION

Exhibit 10.36(a)

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This Amendment No. 1 to  Employment Agreement (this “Amendment”) is made the 29th day of June, 2015, to be effective as indicated herein, by and between Glenn Fusfield (“Employee”) and Steiner Transocean Limited, a Bahamas international business company (the “Company”).

WITNESSETH:

WHEREAS, the Company and Employee entered into an Employment Agreement December 19, 2011 (the “Employment Agreement”); and

WHEREAS, Employee and the Company desire to amend the Employment Agreement as reflected in this Amendment to reflect action of the Compensation Committee of the board of directors of Steiner Leisure Limited, the Company’s parent company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements hereinafter contained, the parties hereto agree as follows:

1.	Capitalized Terms

Unless otherwise stated, all capitalized terms herein that are not otherwise defined shall have the meanings set forth in the Employment Agreement.

2.	Section 3(a)(ii) (“Incentive Bonus”)

The first paragraph of Section 3(a)(ii) of the Employment Agreement is hereby deleted and replaced with the following:

Incentive Bonus. Employee shall be eligible to receive a bonus (the “Incentive Bonus”) based on a formula and performance criteria approved annually by the Compensation Committee of the Board (the “Committee”), in its sole discretion, provided, however, that Employee shall be eligible each Year to receive an Incentive Bonus ranging from 37.5% to 150% of his then current Base Salary, with a specified target Incentive Bonus equal to 75% of his then current Base Salary (the "Target Incentive Bonus").

3.	Effective Date

This Amendment shall be effective as of January 1, 2015.

EXECUTION VERSION

4.	Effect of Amendment

Except as provided in this Amendment, (i) the Employment Agreement shall remain in full force and effect in accordance with its terms and (ii) this Amendment shall be incorporated into the Employment Agreement and be subject to all of the terms, obligations and conditions as set forth therein.

5.	Conflicts

In the event there are any conflicts between the terms of this Amendment and the terms of the Employment Agreement, the terms of this Amendment will control.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first above written.

STEINER TRANSOCEAN LIMITED

/s/ Glenn Fusfield	By:	/s/ Leonard Fluxman
Glenn Fusfield	Name: Leonard Fluxman
Title: President and CEO